     As Filed With the Securities and Exchange Commission on August 8, 1995
                                                      Registration No. 33-
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington. D.C. 20549
                              --------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------


                                 CERADYNE, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                                      33-0055414
    (State or other jurisdiction of                        (I.R.S. Employer
     incorporation or organization)                       Identification No.)


              3169 Red Hill Avenue, Costa Mesa, California 92626
                   (Address of Principal Executive Offices)

                           -------------------------


                       1995 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                            ------------------------


                               James F. Gardner,
                   Vice President and Chief Financial Officer
                                 Ceradyne, Inc.
                              3169 Red Hill Avenue
                          Costa Mesa, California 92626
                    (Name and address of agent for service)


                                 (714) 549-0421
         (Telephone number, including area code, of agent for service)


                                    Copy to:
                              Robert E. Rich, Esq.
         Stradling, Yocca, Carlson & Rauth, A Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660



                      (Facing page continued on next page)


                       This document contains 15 pages
                          Exhibit Index is on Page 8

                            (Facing page continued)

                        CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
                                        Proposed Maximum       Proposed Maximum
Title of Securities      Amount To Be    Offering Price       Aggregate Offering       Amount Of
To Be Registered          Registered     Per Share (1)            Price (1)         Registration Fee
----------------------------------------------------------------------------------------------------

Common Stock,              100,000          $4.875                $487,500             $168.11
 $.01 Par Value            shares
----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(h), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high and low prices reported by the NASDAQ Stock Market on August 2, 1995.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

     (b) All other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the fiscal year covered by the annual report referred to in (a) above.

     (c) The description of the Registrant's Common Stock which is contained in the Registrant's registration statement on Form 8-B filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents, except as to any portion of any future annual or quarterly report to stockholders or document which is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.


Item 4.  Description of Securities.
         -------------------------

     Not applicable.


Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

     Not applicable.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

     (a) As permitted by the Delaware General Corporation Law, the Registrant's Certificate of Incorporation eliminates the liability of directors to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent otherwise required by the Delaware General Corporation Law.

     (b) The Registrant's Bylaws provide that the Registrant will indemnify each person who was or is made a party to any proceeding by reason of the fact that such person is or was a director or officer of the Registrant against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith to the fullest extent authorized by the Delaware General Corporation Law.

     (c) The Registrant's Bylaws also give the Registrant the ability to enter into indemnification agreements with each of its directors and officers. The Registrant has entered into indemnification agreements with each of its directors and officers, which provide for the indemnification of such directors and officers against any and all expenses, judgments, fines, penalties and amounts paid in settlement, to the fullest extent permitted by law.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

     Not Applicable.


Item 8.  Exhibits.
         --------


     4.1  Ceradyne, Inc. 1995 Employee Stock Purchase Plan.

     5.1  Opinion of Stradling, Yocca, Carlson & Rauth, A Professional
          Corporation.

     23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in Exhibit 5.1).

     23.2 Consent of Arthur Andersen LLP.

     24.1 Power of Attorney (included on the signature page to the Registration Statement).

Item 9.  Undertakings.
         ------------

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if
     --------  -------
     the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
     Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Costa Mesa, State of California, on the 7th day of August, 1995.


                              CERADYNE, INC.



                              By:   /S/ JOEL P. MOSKOWITZ
                                    ---------------------
                                    Joel P. Moskowitz
                                    Chief Executive Officer


                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Ceradyne, Inc., do hereby constitute and appoint Joel P. Moskowitz and James F. Gardner, or either of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite are necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                          Title                      Date
         ---------                          -----                      ----


/S/ JOEL P. MOSKOWITZ         Chairman of the Board, Chief        August 7, 1995
---------------------------   Executive Officer, President and
Joel P. Moskowitz             Director (principal executive
                              officer)




/S/ JAMES F. GARDNER          Vice President--Finance and         August 7, 1995
---------------------------   Chief Financial Officer (principal
James F. Gardner              financial officer)



/S/LEONARD M. ALLENSTEIN
---------------------------   Director                            August 7, 1995
Leonard M. Allenstein



/S/ RICHARD A. ALLIEGRO
--------------------------    Director                            August 7, 1995
Richard A. Alliegro




/S/ FRANK EDELSTEIN           Director                            August 7, 1995
--------------------------
Frank Edelstein



/S/ NORMAN A. GJOSTEIN        Director                            August 7, 1995
--------------------------
Norman A. Gjostein



/S/ WILLIAM P. LANPHEAR       Director                            August 7, 1995
--------------------------
William P. Lanphear



/S/ MELVIN A. SHADER          Director                            August 7, 1995
--------------------------
Melvin A. Shader



/S/ MILTON L. LOHR            Director                            August 7, 1995
--------------------------
Milton L. Lohr


                                 EXHIBIT INDEX

Exhibit                                                                              Sequential
Number                                  Description                                  Page Number
-------                                 ------------                                 -----------
    4.1   Ceradyne, Inc. 1995 Employee Stock Purchase Plan.                                9
    5.1   Opinion of Stradling, Yocca, Carlson & Rauth, A Professional                    14
          Corporation.
   23.1   Consent of Stradling, Yocca, Carlson & Rauth, a Professional
          Corporation (Included in Exhibit 5.1).
   23.2   Consent of Arthur Andersen LLP.                                                 15
   24.1   Power of Attorney (included on the signature page to the Registration
          Statement)